ARTICLES OF MERGER

                                OF

            INTERCONTINENTAL STRATEGIC MINERALS, INC.
                       (a Utah corporation)

                               AND

            INTERCONTINENTAL STRATEGIC MINERALS, INC.
                      (a Nevada corporation)

To the Secretary of
State of Nevada
and the Division of
Corporations of the
State of Utah

    Pursuant to the provisions of Section 92A.190 of the Nevada Revised Statutes, it is hereby certified that:

    1. The names and addresses of the merging corporations are Intercontinental Strategic Minerals, Inc., 5525 South 900 East, Suite 110, Salt Lake City, Utah 84117, which is a business corporation organized under the laws of the State of Utah ("ISM Utah"), and Intercontinental Strategic Minerals, Inc., 5525 South 900 East, Suite 110, Salt Lake City, Utah 84117, which is a business corporation organized under the laws of the State of Nevada ("ISM Nevada").

    2. The following is the Plan of Merger (the "Plan") for merging ISM Utah with and into ISM Nevada as approved by the Board of Directors and stockholders of each of said corporations, pursuant to which ISM Nevada will be the surviving corporation:

                          Plan of Merger

              1.1 Merger and Surviving Corporation. ISM Utah will merge into ISM Nevada, with ISM Nevada being the "Surviving Corporation"; the separate existence of ISM Utah shall cease, and the name of the Surviving Corporation shall become "Intercontinental Strategic Minerals, Inc." Until amended, modified or otherwise altered, the Articles of Incorporation of ISM Nevada shall continue to be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of ISM Nevada shall continue to be the Bylaws of the Surviving Corporation.

              1.2 Share Conversion. Each share of issued, outstanding or subscribed common stock of ISM Utah (the "ISM Utah Shares") shall, upon the effective date of the Plan, be converted into one-twentieth (1/20th) of one share of common stock of ISM Nevada; all fractional shares shall be rounded to the nearest whole share.

              1.3 Survivor's Succession to Corporate Rights. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties of ISM Utah; and all and singular, the rights, privileges, powers and franchises of ISM Utah, and all property, real, personal and mixed, and all debts due to ISM Utah on whatever account, as well for stock subscriptions as all other things in action or belonging to ISM Utah shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of ISM Utah, and the title to any real estate vested by deed or otherwise in ISM Utah shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of ISM Utah shall be preserved unimpaired, and all debts, liabilities and duties of ISM Utah shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

              1.4 Survivor's Succession to Corporate Acts, Plans, Contracts, etc. All corporate acts, plans, policies, contracts, approvals and authorizations of ISM Utah and its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to ISM Utah. The employees of ISM Utah shall become the employees of the Surviving Corporation and shall continue to be entitled to the same rights and benefits which they enjoyed as employees of ISM Utah.

              1.5 Survivor's Rights to Assets, Liabilities, Reserves, etc. The assets, liabilities, reserves and accounts of ISM Utah shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of ISM Utah, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Plan.

              1.6 Directors and Executive Officers. The directors and executive officers of ISM Nevada shall be the directors and executive officers of the Surviving Corporation.

              1.7 Principal Office. The principal executive office of the Surviving Corporation shall be located at 5525 South 900 East, Suite 110, Salt Lake City, Utah 84117.

              1.8 Adoption. The Plan shall be adopted by the Board of Directors of ISM Utah as the sole stockholder of ISM Nevada, and by the stockholders of ISM Utah.

              1.9 Dissenters' Rights and Notification. Stockholders of ISM Utah shall be accorded all rights and privileges and be subject to all of the obligations contained within the Utah Revised Business Corporation Act regarding dissenter's rights, and the Surviving Corporation shall be obligated to notify the stockholders of ISM Utah as provided therein;

              1.10 Delivery of Certificates by the ISM Utah Stockholders. The transfer of the ISM Utah Shares by the ISM Utah stockholders shall be effected by the delivery to ISM Utah or its transfer agent of certificates representing the ISM Utah Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of ISM Utah and ISM Nevada and with any necessary transfer taxes and other revenue stamps affixed (which are usually not applicable) and acquired at the expense of the ISM Utah stockholders, and on receipt thereof to the satisfaction of the Surviving Corporation, a stock certificate representing shares in ISM Nevada shall be issued and delivered to the ISM Utah stockholder.

              1.11 Further Assurances. At the Closing and from time to time thereafter, the parties shall execute such additional instruments and take such other action as may be reasonably required or necessary to carry out the terms and provisions hereof.

              1.12 Effective Date. The Effective Date of the Plan shall be the date when the Articles of Merger are filed and accepted by the Secretary of State of the State of Nevada and at such time as all applicable provisions of the Nevada Revised Statutes have been met.

    3. The Plan has been approved by respective Boards of Directors of ISM Nevada and ISM Utah and the stockholders of ISM Utah, in accordance with the provisions of Sections 16-10a-725 and 16-10a-1103 of the Utah Revised Business Corporation Act. ISM Utah has one class of outstanding securities, that being common voting stock, with 28,250,000 shares being outstanding. A total of 28,250,000 shares were entitled to vote on the Plan, with 15,000,000 shares voted in favor; none voting against; and none abstaining.

    ISM Utah being the sole stockholder of ISM Nevada, the approval of the Plan by the Board of Directors of ISM Utah constitutes due adoption, ratification and approval of the Plan in accordance with Section 92A.120 of the Nevada Revised Statutes.

    4. The applicable provisions of the Nevada Revised Statutes relating to the merger of ISM Utah with and into ISM Nevada will have been complied with upon compliance with any of the filing and recording requirements thereof.

    5. The merger herein provided for shall become effective in the State of Nevada on the date of filing hereof.


                                  INTERCONTINENTAL STRATEGIC
                                  MINERALS, INC.,  a Nevada corporation


Date: 3/9/99                      By/S/William Hollingsworth
                                  William Hollingsworth, President


Date: 3/9/99                      By/s/Thomas J. Howells
                                  Thomas J. Howells, Secretary/Treasurer


STATE OF UTAH         )
                      ) ss
COUNTY OF Salt Lake   )

    Personally appeared before me this 9th day of March, 1998, William Hollingsworth, who duly acknowledged to me that he is the President of Intercontinental Strategic Minerals, Inc., a Nevada corporation, and that he is authorized to and did execute the foregoing Articles of Merger.


                        /s/Sheryl A. Ross
                        NOTARY PUBLIC



STATE OF UTAH         )
                      ) ss
COUNTY OF SALT LAKE   )

    Personally appeared before me this 9th day of March, 1998, Thomas J. Howells, who duly acknowledged to me that he is the Secretary/Treasurer of Intercontinental Strategic Minerals, Inc., a Nevada corporation, and that he is authorized to and did execute the foregoing Articles of Merger.


                        /s/Sheryl A. Ross
                        NOTARY PUBLIC


                                  INTERCONTINENTAL STRATEGIC
                                  MINERALS, INC., a Utah corporation


Date: 3/9/99                      By/S/William Hollingsworth
                                  William Hollingsworth, President


Date: 3/9/99                      By/s/Thomas J. Howells
                                  Thomas J. Howells, Secretary/Treasurer


STATE OF UTAH         )
                      ) ss
COUNTY OF SALT LAKE   )

    Personally appeared before me this 9th day of March, 1998, William Hollingsworth, who duly acknowledged to me that he is the President of Intercontinental Strategic Minerals, Inc., a Utah corporation, and that he is authorized to and did execute the foregoing Articles of Merger.

                        /s/Sheryl A. Ross
                        _________________________________________
                        NOTARY PUBLIC



STATE OF UTAH         )
                      ) ss
COUNTY OF SALT LAKE   )

    Personally appeared before me this 9th day of March, 1998, Thomas J. Howells, who duly acknowledged to me that he is the Secretary/Treasurer of Intercontinental Strategic Minerals, Inc., a Utah corporation, and that he is authorized to and did execute the foregoing Articles of Merger.

                        /s/Sheryl A. Ross
                        _________________________________________
                        NOTARY PUBLIC